                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Guilford Pharmaceuticals Inc.
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              (Name of Registrant as Specified In Its Charter)

                        Guilford Pharmaceuticals Inc.
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                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/

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    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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Notes:
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

                         GUILFORD PHARMACEUTICALS INC.
                             6611 TRIBUTARY STREET
                              BALTIMORE, MD 21224

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 1, 1997

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Guilford Pharmaceuticals Inc. ("Guilford" or the "Corporation") will be held on Tuesday, April 1, 1997 at 10:00 a.m. (Eastern time) at the Corporation's headquarters located at 6611 Tributary Street, Baltimore, Maryland, for the following purpose:

        To consider and act upon an amendment to the Corporation's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of common stock from 20,000,000 to 40,000,000.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ THOMAS C. SEOH

                                          THOMAS C. SEOH
                                          Vice President, General Counsel
                                            and Secretary

Baltimore, Maryland
March 10, 1997

                         GUILFORD PHARMACEUTICALS INC.
                             6611 TRIBUTARY STREET
                           BALTIMORE, MARYLAND 21224

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 1, 1997

GENERAL

     This Proxy Statement is being furnished on or about March 10, 1997, to the stockholders of Guilford Pharmaceuticals Inc. (the "Corporation" or "Guilford"), in connection with the solicitation of proxies by the Board of Directors of the Corporation to be voted at a Special Meeting of Stockholders of the Corporation (the "Special Meeting") to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 20,000,000 shares to 40,000,000 shares (the "Amendment"). The Special Meeting will be held on Tuesday, April 1, 1997 at 10:00 a.m. (Eastern time) at the Corporation's headquarters located at 6611 Tributary Street, Baltimore, Maryland. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedures and any adjournment thereof.

     The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding services. Solicitation of proxies will be made by mail, in person, telephone, telecopier or other means by the proxy solicitation firm of D. F. King & Co., Inc. at an anticipated cost of $5,000. Solicitation of proxies may also be made by the Corporation by mail, in person, telephone, telecopier or other means by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

     The Board of Directors has fixed the close of business on February 28, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Special Meeting. At that date, there were 14,038,620 shares of Common Stock of the Corporation outstanding and entitled to vote at the meeting. Each share will have one vote. All share amounts and per share prices set forth in this Proxy Statement, including the share amounts set forth in the Beneficial Ownership Table below, have been restated to reflect a 3-for-2 split of the Corporation's Common Stock effected on November 12, 1996.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 6, 1997, of each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding Common Stock, the Corporation's Chief Executive Officer and certain executive officers, each of the directors of the Corporation, and all officers and directors of the Corporation as a group.

                    NAME AND ADDRESS OF                      SHARES BENEFICIALLY         PERCENTAGE
                     BENEFICIAL OWNERS                            OWNED(1)                OWNERSHIP
-----------------------------------------------------------  -------------------     -------------------
Scios Inc. ................................................       1,450,000                   9.8%
  2450 Bayshore Parkway
  Mountain View, CA 94043
The Abell Foundation, Inc. ................................         937,500                   6.3%
  111 South Calvert Street
  Baltimore, MD 21202
FMR Corp. .................................................         738,250(2)                5.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
Arnold H. Snider
  Deerfield Capital, L.P. .................................         703,575(3)                4.8%
  Deerfield Management Company.............................          46,425(3)                0.3%
  450 Lexington Avenue, Suite 1930
     New York, NY 10017
T. Rowe Price Associates, Inc. ............................         813,450(4)                5.5%
  100 East Pratt Street
  Baltimore, Maryland 21202
Craig R. Smith, M.D. ......................................         460,897(5)                3.1%
Andrew R. Jordan...........................................         187,359(6)                1.3%
John P. Brennan............................................         120,234                     *
Nicholas Landekic..........................................          33,603                     *
Earl W. Henry..............................................          45,170(7)                  *
Solomon H. Snyder, M.D.....................................         605,217(8)                4.1%
Richard L. Casey...........................................       1,519,900(9)               10.2%
  c/o Scios Inc.
  2450 Bayshore Parkway
  Mountain View, CA 94043
George L. Bunting, Jr. ....................................              --                    --
Elizabeth M. Greetham......................................         225,950(10)               1.5%
W. Leigh Thompson, M.D., Ph.D. ............................          15,000                     *
All directors and officers as a group (13 persons).........       3,338,878                  22.1%

---------------
*   Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of the Corporation's Common Stock subject to options or warrants currently exercisable within 60 days of March 6, 1997 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of the Corporation's Common Stock shown as beneficially owned by them.

(2) Based on Schedule 13G was filed by this holder on February 14, 1997 which disclosed that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock.

(3) Based on a Schedule 13D dated July 16, 1996, Arnold H. Snider has reported beneficial ownership of 750,000 shares of Common Stock, 703,575 of which are held by Deerfield Capital, L.P. ("DCLP"), and 46,425 of which are held by Deerfield Management Company ("DMC"). According to the Schedule 13D, Mr. Snider is the President, Director and sole shareholder of Snider Capital Corp., which is the general partner of DCLP, and the President, Director and sole shareholder of Snider Management Corporation, which is the general partner of DMC.

 (4) Based on a Schedule 13G filed on February 14, 1997 disclosing that these securities are owned by various individual and institutional investors including the T. Rowe Price New Horizons Fund, Inc. (which owns 700,500 shares of Common Stock representing 5.0% of the shares outstanding as of February 14, 1997), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with the power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities, however, Price Associates expressly disclaims that it is in fact, the beneficial owner of such securities.

 (5) Includes 1,578 shares of Common Stock and options to acquire 3,583 shares of Common Stock held by Dr. Smith's spouse, an employee of the Corporation. Dr. Smith disclaims beneficial ownership of the securities held by his spouse.

 (6) Includes 150 shares owned by a child sharing Mr. Jordan's household, of which Mr. Jordan disclaims beneficial ownership. Does not include 750 shares owned by another child of Mr. Jordan who does not share Mr. Jordan's household, as to which shares Mr. Jordan disclaims beneficial ownership.

 (7) Includes 9,375 shares of Common Stock and options to acquire 719 shares of Common Stock held by Dr. Henry's wife, an employee of the Corporation. Dr. Henry disclaims beneficial ownership of the securities held by his spouse.

 (8) Does not include 1,450,000 shares owned by Scios. Dr. Snyder is a member of the Board of Directors of Scios and may be deemed to have shared voting and investment power over these shares. Dr. Snyder disclaims beneficial ownership of the shares owned by Scios.

 (9) Mr. Casey is an executive officer and Chairman of the Board of Directors of Scios. He may be deemed to have voting and investment power over the shares held by Scios. Mr. Casey disclaims beneficial ownership of these shares. Mr. Casey has direct ownership over an additional 9,900 shares and options to acquire 60,000 shares exercisable within 60 days of March 6, 1997.

(10) Represents shares held by WPG-Life Sciences Fund, L.P. (the "Fund") and WPG-Institutional Life Sciences Fund, L.P. (the "Institutional Fund"). Ms. Greetham serves as Portfolio Manager of both the Fund and the Institutional Fund. Ms. Greetham is a controlling person of Libracorn Financial Consultants ("Libracorn"), a limited partner of the Fund which, through its interest in the Fund, has a 1.80% interest in the shares held by the Fund. Ms. Greetham disclaims beneficial ownership of the shares held by the Fund and the Institutional Fund except to the extent of her beneficial interest through Libracorn.

                  PROPOSAL TO AMEND THE CORPORATION'S AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors of the Corporation has approved, declares it advisable and in the best interests of the Corporation and its stockholders, and recommends that the first sentence of Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation be amended to increase the authorized shares of Common Stock from 20,000,000 to 40,000,000. The text of the Amendment is as follows:

             FOURTH: The total number of shares of all classes of stock the Corporation shall have authority to issue is Forty-Five Million (45,000,000) shares consisting of Forty Million (40,000,000) shares of common stock, par value $.01 per share, and Five Million (5,000,000) shares of preferred stock, par value $.01 per share.

     As of March 6, 1997, there were 14,803,393 shares of Common Stock outstanding. In addition, as of March 6, 1997, options to purchase 1,758,553 shares were outstanding under the 1993 Employee Share Option and Restricted Share Plan, as amended, options to purchase 97,500 shares were outstanding under the Corporation's Directors' Stock Option Plan, and options to purchase another 685,000 shares were outstanding outside of either of these two plans. March 6, 1997, an additional 312,934 shares of Common Stock of the Corporation are issuable upon exercise of outstanding warrants. Thus, at March 6, 1997, the Corporation had outstanding or reserved for issuance 17,657,380 shares of Common Stock.

     The authorization of an additional 20,000,000 shares of Common Stock would give the Board the express authority, without further action of the Corporation's stockholders, to issue such shares of Common Stock from time to time as the Board deems necessary or advisable. The Corporation expends substantial funds on research and development and other commercialization activities, including possible expansion and development of manufacturing capacity, conduct of preclinical studies and clinical trials of product candidates, marketing activities and administrative support of these activities.

     On March 7, 1997, the Corporation filed a registration statement under the Securities Act of 1933 (the "Securities Act") for a firm commitment underwritten public offering of up to an aggregate of 3,737,500 shares of the Corporation's Common Stock, which number of shares may be subject to upward or downward adjustment by the Company based on prevailing market conditions and other factors. The offering may only be made by means of a prospectus meeting applicable Securities Act and state securities laws requirements. The Corporation expects to use the proceeds from the sale of such shares for general corporate purposes, including for further clinical development of the Corporation's DOPASCAN(R) Injection diagnostic for Parkinson's disease through Phase III clinical trials and appropriate regulatory filings, research, preclinical and clinical development of neurotrophic and neuroprotective product candidates, expansion of the Corporation's drug delivery business, including the development of new polymer-based oncology products, working capital and possible acquisitions of, or investments in, complementary businesses and/or technologies. There can be no assurance, however, that the Corporation will be able to consummate a sale of such shares on terms acceptable to it. In light of the 17,657,380 shares of Common Stock outstanding and reserved for issuance as of March 6, 1997, the proposed sale of the 3,737,500 shares of the Corporation's Common Stock is conditioned on stockholder approval of the proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation's Common Stock from 20,000,000 shares to 40,000,000 shares.

     The Board believes that having the additional shares authorized and available for issuance will allow the Corporation to have greater flexibility in considering potential future actions involving the issuance of stock which may be desirable or necessary to accommodate the Corporation's business plan, including capital raising transactions. In addition, the Board believes it is necessary to have the ability to issue such additional shares for general corporate purposes. Such general corporate uses of the additional authorized shares of Common Stock may include issuance of shares in connection with corporate partnering transactions with other companies for the development and/or commercialization of the Corporation's technologies, acquisition transactions, stock dividends or distributions, and distributions in connection with future issuance of Preferred Stock of the Corporation, stock options or warrants, or in connection with exercise of rights under the Corporation's Shareholders' Rights Plan. In any case, the additional shares of Common Stock would be available for issuance by the Board without future action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Corporation's securities may be traded.

     Although the proposed increase in the authorized capital stock of the Corporation could be construed as having anti-takeover effects, neither the Board nor management of the Corporation views this proposal in that perspective. Nevertheless, the Corporation could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Corporation by, for example, privately placing shares to purchasers who might side with the Board in opposing a hostile takeover bid. The Corporation is not aware of any such hostile takeover bid a this time. In addition, shares of Common Stock may be issued in the event that the rights issued in connection with the Corporation's Stockholders' Rights Plan are exercised. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the By-Laws of the Corporation or certain provisions of the Corporation's Amended and Restated Certificate of Incorporation would not receive the requisite vote required. Such uses of the Common Stock could render more difficult or discourage an attempt to acquire control of the Corporation, if such transactions were opposed by the Board. Further, an issuance of additional shares by the Corporation could have the effect on the potential realizable value of a stockholder's investment in the Corporation. In the absence of a proportionate increase in the Corporation's earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock would dilute the earnings per share and book value per share of all outstanding shares of the Corporation's Common Stock. The foregoing factors, if reflected in the price per share of Common Stock, could adversely affect the realizable value of a stockholder's investment in the Corporation.

     The affirmative vote of a majority of all shares of the Corporation's Common Stock outstanding on the Record Date is required for approval of the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 40,000,000 SHARES.

                               VOTING PROCEDURES

     Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Corporation at the above address a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting.

     Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against the Amendment.

                                          By Order of the Board of Directors

                                          /s/ THOMAS C. SEOH

                                          THOMAS C. SEOH
                                          Vice President, General Counsel
                                            and Secretary

Baltimore, Maryland
March 10, 1997

                                REVOCABLE PROXY

                         GUILFORD PHARMACEUTICALS INC.

                 SPECIAL MEETING OF STOCKHOLDERS APRIL 1, 1997

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder hereby appoints Craig R. Smith, M.D., Andrew R. Jordan and Thomas C. Seoh, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Special Meeting of Stockholders of the Corporation to be held on Tuesday, April 1, 1997 at 10:00 a.m. (Eastern time) at the Corporation's headquarters located at 6611 Tributary Street, Baltimore, Maryland, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matter:

       Approval of an amendment to the Corporation's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 40,000,000:

        [ ]  FOR

        [ ]  AGAINST

        [ ]  ABSTAIN

    THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

            (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSED AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 TO 40,000,000.

    The undersigned hereby acknowledges prior receipt of a copy of the Notice of Special Meeting of Stockholders and proxy statement dated March 10, 1997, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

    If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ]  I PLAN TO ATTEND THE APRIL 1, 1997 SPECIAL STOCKHOLDERS MEETING

                                         Date:                           , 1997.
                                              ---------------------------


                                         ---------------------------------------
                                         Signature of Stockholder or Authorized
                                         Representative

                                         Please date and sign exactly as name
                                         appears hereon. Each executor,
                                         administrator, trustee, guardian,
                                         attorney-in-fact and other fiduciary
                                         should sign and indicate his or her
                                         full title. In the case of stock
                                         ownership in the name of two or more
                                         persons, both persons should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.